UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2010
Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 421-7605
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On January 25, 2009, Walter Investment Management Corp. (the “Company”) announced that it had entered into a contract of employment, effective January 22, 2009 (the “Agreement”), with Denmar J. Dixon, a member of the Company’s Board of Directors (the “Board”). Prior to entry into the Agreement, Mr. Dixon, a member of the Board since April 17, 2009, resigned his positions on the Audit, Compensation and Human Resources (the “Compensation Committee”) and Nominating and Corporate Governance Committees of Board. Mr. Dixon will remain a member of the Board with the title of Vice Chairman. Mr. Dixon will also hold the title of Executive Vice President of the Company responsible for business development, mergers and acquisitions, and capital markets reporting directly to Chairman of the Board and Chief Executive Officer, Mark O’Brien.
As referenced in a Form 8-K filed by the Company with the Securities and Exchange Commission on January 25, 2010, Mr. Dixon received, in addition to his salary, (a) an equity award of 110,000 restricted stock units (“RSUs”) corresponding to notional shares of common stock under the Company’s 2009 Long Term Equity Incentive Plan (the “Special RSU Award”), and (b) a minimum bonus for 2010 of 25,556 RSU’s (the “Bonus RSU Award,” collectively with the Special RSU Award, the “RSU Awards”). The Bonus RSU Award vests and will be settled on the earlier of (i) the date that the Company’s 2010 Management Bonus Awards are paid to other executives in 2011, or (ii) March 14, 2011. The Special RSU Award vests ratably over three years and is settled on January 22, 2013. The terms and conditions of the RSU Awards are identical (the forms of these agreements are attached as Exhibits 99.1 and 99.2 to this Form 8-K) and provide that, except as provided in the award agreements, in order to receive the respective awards, Mr. Dixon must be employed by the Company through and including the settlement date of the respective awards. Exceptions exist (“Acceleration Events”) in the event that Mr. Dixon’s employment is terminated due to his death, retirement (with retirement eligibility arising upon reaching the age of 60 or having a combination of age and years of service with the Company exceeding 70), disability (generally defined as inability or failure to perform the employee’s duties for a period of 90 consecutive days or 120 days during any 12 month period due to any physical or mental illness or impairment; or a determination by a medical doctor that the employee is unable to perform his or her duties due to physical or mental illness or impairment), or in the event Mr. Dixon terminates his employment due to an event of Constructive Termination (defined generally as a breach of Mr. Dixon’s employment agreement by the Company, a material diminution of position, duties, responsibility or pay, a purported termination by the Company for other than cause, or forced relocation of primary job location more than 50 miles from Tampa, Florida); in any such case the RSU’s would vest immediately and become payable. The RSU’s would also vest and become payable in the event of a change in control of the Company (defined as a change of ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. 1.409A-3(i)(5)). In the event of termination for cause (defined generally as the commission of a felony arising from an act of fraud, embezzlement, or willful dishonesty in relation to the business or affairs of the Company, or any other felony which is materially injurious to the Company or its reputation or which compromises the employee’s ability to perform his or her job function or act as a representative of the Company; or a willful failure to attempt to substantially perform the employee’s duties), the vested and unvested RSU’s will be forfeited. In the event of termination for reasons other than those described above, RSU’s not yet vested as of the date of termination will be forfeited. The RSU Awards do not have voting rights, however, the Company will pay dividend equivalents on the RSU’s in the form of cash at such time as dividends are paid on the Company’s outstanding shares of common stock. The RSU’s will be paid out solely in the form of shares of stock of the Company. In the event of any change of capitalization of the Company the number and class of RSU’s or options are subject to equitable adjustment in the sole discretion of the Company’s Compensation Committee to prevent dilution or enlargement of rights.
Mr. Dixon also received an award of options to purchase 90,000 shares of common stock of the Company at a price of $14.29 being the average of the high and the low selling price of the stock on the grant date. The options vest on January 22, 2014 and expire on January 22, 2020. The options may be exercised in whole or in part but not for less than 100 shares at one time. The options will vest in advance of the vesting date in the event of any of the Acceleration Events described above. In the event of termination for cause (defined generally as the commission of a felony arising from an act of fraud, embezzlement, or willful dishonesty in relation to the business or affairs of the Company, or any other felony which is materially injurious to the Company or its reputation or which compromises the employee’s ability to perform his or her job function or act as a representative of the Company; or a willful failure to attempt to substantially perform the employee’s duties), the vested and unvested options will be forfeited. In the event of termination for reasons other than those described above, options not yet vested as of the date of termination will be forfeited and the options shall be exercisable at any time prior to its expiration date, or for 12 months after the effective date of termination, whichever is shorter. In the event of any change of capitalization of the Company the number and class of RSU’s or options are subject to equitable adjustment in the Compensation Committee’s sole discretion to prevent dilution or enlargement of rights.
Forms of the award agreements described above are filed as Exhibit 99.1, 99.2 and 99.3 to this Form 8-K. The foregoing summary is qualified in its entirety by reference to such exhibit.
The information contained in Item 7.01, including Exhibits 99.1 and 99.2 shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01 Exhibits
(d) Exhibits

Exhibit
No.	Note	Description
99.1		Form of 2009 Long Term Incentive Award Plan for Special RSU Award
99.2		Form of 2009 Long Term Incentive Award Plan for Bonus RSU Award
99.3		Form of 2009 Long Term Incentive Award Plan for Nonqualified Option Award

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: January 28, 2010	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

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